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                                                                    EXHIBIT 16.1


                         [ERNST & YOUNG LLP LETTERHEAD]


December 17, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Gentlemen:

We have read Item 4 of Form 8-K dated December 17, 1998 of American Shared Hospital Services and are in agreement with the statements contained in the second and fourth paragraphs on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                        /s/ Ernst & Young LLP